     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2000

                                            REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               LENNAR CORPORATION
                Co-registrants are listed on the following pages
             (Exact Name of Registrant as specified in its charter)

                     DELAWARE                                           59-1281887
         (State or other jurisdiction of                             (I.R.S. Employer
          incorporation or organization)                           Identification No.)

                          700 NORTHWEST 107(TH) AVENUE
                              MIAMI, FLORIDA 33172
                                 (305) 559-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                                DAVID B. MCCAIN,
                       VICE PRESIDENT AND GENERAL COUNSEL
                               LENNAR CORPORATION
                          700 NORTHWEST 107(TH) AVENUE
                              MIAMI, FLORIDA 33172
                                 (305) 559-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                With Copies to:
                            DAVID W. BERNSTEIN, ESQ.
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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---------------------------------------------------------------------------------------------------------
        TITLE OF EACH CLASS                          PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
        OF SECURITIES TO BE           AMOUNT TO BE   AGGREGATE PRICE    AGGREGATE OFFERING   REGISTRATION
             REGISTERED                REGISTERED        PER UNIT            PRICE(2)           FEE(5)
---------------------------------------------------------------------------------------------------------
Common Stock, Preferred Stock,
Depositary Shares, Debt Securities,
Warrants(1).........................    (3)             (3)              $500,000,000         $132,000
---------------------------------------------------------------------------------------------------------
Guarantees of Debt Securities by
direct and indirect subsidiaries of
Lennar(4)...........................    (3)             (3)                   --               $0(5)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) Includes shares of Common Stock which may be issued upon conversion of Preferred Stock or Debt Securities, or exercise of Warrants, which are being registered.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Not applicable, as provided in General Instruction II.D to Form S-3.
(4) See the following page for a list of the subsidiary guarantors.
(5) Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee for the guarantees is payable.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                                                              JURISDICTION OF
                                                              INCORPORATION OR    I.R.S. EMPLOYER
                   NAME OF CO-REGISTRANT                        ORGANIZATION     IDENTIFICATION NO.
                   ---------------------                      ----------------   ------------------
BCDC Corp.                                                    California          59-3504210
Boca Greens, Inc.                                             Florida             59-1707681
Boca Isles Club, Inc.                                         Florida             65-0406766
Boca Isles South Club, Inc.                                   Florida             65-0456217
Bramalea California, Inc.                                     California          95-3426206
Bramalea California Properties, Inc.                          California          98-0087244
Bramalea California Realty, Inc.                              California          59-3504214
Clodine-Bellaire LP, Inc.                                     Nevada              91-1937380
Club Pembroke Isles, Inc.                                     Florida             65-0567595
DCA at Banyan Tree, Inc.                                      Florida             59-2220562
DCA at North Lauderdale, Inc.                                 Florida             59-2308334
DCA at Pembroke Pointe, Inc.                                  Florida             59-2298128
DCA at Wiggins Bay, Inc.                                      Florida             59-1691586
DCA General Contractors                                       Florida             59-0941257
DCA Homes of Central Florida, Inc.                            Florida             59-2460033
DCA NJ Realty, Inc.                                           New Jersey          22-2242815
DCA of Broward County, Inc.                                   Florida             59-2105872
DCA of Hialeah, Inc.                                          Florida             59-2087720
DCA of Lake Worth, Inc.                                       Florida             59-1863953
DCA of New Jersey, Inc.                                       New Jersey          22-2285266
Devco Land Corp.                                              Florida             59-2375890
Dyeing & Finishing, Inc.                                      Florida             59-2505473
First Atlantic Building Corp.                                 Florida             59-1355591
Greystone Construction, Inc.                                  Arizona             86-0864245
Greystone Homes, Inc.                                         Delaware            93-1070009
Greystone Homes of Nevada, Inc.                               Delaware            88-0412604
Greystone Nevada, LLC                                         Delaware            88-0412611
Harris County LP, Inc.                                        Nevada              91-1890279
Hillside, Inc.                                                Florida             59-2343135
Inactive Corporations, Inc.                                   Florida             59-1275889
Kings Isle Recreation Corp.                                   Florida             65-0462725
Kings Ridge Golf Corporation                                  Florida             65-0718382
Kings Ridge Recreation Corporation                            Florida             65-0718384
Kings Wood Development Corporation                            Florida             65-0766576
Lennar Acquisition Corp. II                                   California          33-0812777
Lennar Communities Development, Inc.                          Delaware            86-0262130
Lennar Communities, Inc.                                      California          33-0855007
Lennar Construction, Inc.                                     Arizona             86-0972186
Lennar Financial Services, Inc.                               Florida             65-0774024
Lennar Homes, Inc.                                            Florida             59-0711505
Lennar Homes of Arizona, Inc.                                 Arizona             65-0163412
Lennar Homes of California, Inc.                              California          93-1223261
Lennar Homes of Texas Land and Construction, Ltd.             Texas               75-2792018
Lennar Homes of Texas Sales and Marketing, Ltd.               Texas               75-2792019
Lennar La Paz, Inc.                                           California          33-0812776
Lennar La Paz Limited, Inc.                                   California          33-0812775
Lennar Land Partners Sub, Inc.                                Delaware            65-0776454
Lennar Land Partners Sub II, Inc.                             Nevada              88-0429001
Lennar Management, Inc.                                       California          65-0626774
Lennar Nevada, Inc.                                           Nevada              88-0401445
Lennar Northland I, Inc.                                      California          33-0805080
Lennar Northland II, Inc.                                     California          33-0821001

                                                              JURISDICTION OF
                                                              INCORPORATION OR    I.R.S. EMPLOYER
                   NAME OF CO-REGISTRANT                        ORGANIZATION     IDENTIFICATION NO.
                   ---------------------                      ----------------   ------------------
Lennar Northland III, Inc.                                    California          33-0821002
Lennar Northland IV, Inc.                                     California          33-0821003
Lennar Northland V, Inc.                                      California          33-0836779
Lennar Northland VI, Inc.                                     California          33-0836810
Lennar Oceanside, LLC                                         California          33-0843358
Lennar Pacific, L.P.                                          Delaware            88-0412610
Lennar Pacific, Inc.                                          Delaware            88-0412608
Lennar Pacific Properties, Inc.                               Delaware            88-0412607
Lennar Realty, Inc.                                           Florida             59-0866794
Lennar Renaissance, Inc.                                      California          33-0726195
Lennar Sacramento, Inc.                                       California          33-0794993
Lennar Sales Corp.                                            California          95-4716082
Lennar San Jose Holdings, Inc.                                California          65-0645170
Lennar Southland I, Inc.                                      California          33-0801714
Lennar Southland II, Inc.                                     California          33-0836784
Lennar Southland III, Inc.                                    California          33-0836786
Lennar Southwest Holding Corp.                                Nevada              91-1933536
Lennar Texas Holding Company                                  Texas               75-2788257
Lennar Title Services, Inc.                                   Florida             65-0764516
Lennar.Com, Inc.                                              Florida             65-0980149
Long Point Development Corp.                                  Texas               76-0587917
Lucerne Greens, Inc.                                          Florida             59-2461739
Lucerne Merged Condominiums, Inc.                             Florida             65-0576452
M.A.P. Builders, Inc.                                         Florida             59-1908120
M.A.P. Vineyards of Plantation, Inc.                          Florida             59-2377054
Marlborough Development Corporation                           California          95-6072804
Midland Housing Industries Corp.                              California          95-2775081
Midland Investment Corporation                                California          95-2842301
Mission Viejo Holdings, Inc.                                  California          33-0785862
Mission Viejo 12S Venture, LP                                 California          33-0615197
Monterey Village Development Corp.                            Florida             59-2343136
Quality Roof Truss Company                                    Florida             59-0933031
Rancho Summit, LLC                                            California          33-0787817
Regency Title Company                                         Texas               76-0499633
Riviera Land Corp.                                            Florida             59-1281470
Savell Gulley Development Corporation                         Texas               76-0564056
Silver Lakes-Gateway Clubhouse, Inc.                          Florida             65-0628738
SLTC, Inc.                                                    Texas               58-2451020
Strategic Holdings, Inc.                                      Nevada              91-1770357
Strategic Technologies, Inc.                                  Florida             65-0523605
Strategic Technologies Communications of California, Inc.     California          95-4149805
Superior Realty & Marketing, Inc.                             Florida             59-1917965
Universal Title Insurors, Inc.                                Florida             59-2114706
U.S. Home Corporation (f/k/a Len Acquisition Corporation)     Delaware            52-2227619
W. B. Homes, Inc.                                             Florida             59-1212785

                                                              JURISDICTION OF
                                                              INCORPORATION OR    I.R.S. EMPLOYER
                   NAME OF CO-REGISTRANT                        ORGANIZATION     IDENTIFICATION NO.
                   ---------------------                      ----------------   ------------------
Westchase, Inc.                                               Nevada              91-1954138
Brush Masters, Inc.                                           Minnesota           41-1701189
Canterbury Corporation                                        Florida             59-3236245
Countryplace Golf Course, Inc.                                Texas               76-0270117
E.M.J.V. Corp.                                                Florida             59-3411844
Homecraft Corporation                                         Texas               76-0334090
Imperial Homes Corporation                                    Florida             76-0334117
Lundgren Bros. Construction, Inc.                             Minnesota           41-0970679
Mid-County Utilities, Inc.                                    Maryland            76-0610395
Oceanpointe Development Corporation                           Florida             76-0264460
Orrin Thompson Construction Company                           Minnesota           76-0334101
Orrin Thompson Homes Corp.                                    Minnesota           76-0334105
Paparone Construction Co.                                     New Jersey          76-0334106
Prarie Lake Corporation                                       Florida             76-0529840
Rivenhome Corporation                                         Florida             76-0569346
Rutenberg Homes, Inc. (FL)                                    Florida             76-0340291
Rutenberg Homes, Inc. (TX)                                    Texas               76-0215995
Stoney Corporation                                            Florida             59-3374931
Summerway Investment Corp.                                    Florida             76-0589471
U.S. Home of Arizona Construction Co.                         Arizona             74-2402824
U.S. Home of Colorado Real Estate, Inc.                       Colorado            76-0305947
U.S. Home Realty Corporation                                  Florida             76-0327612
U.S. Home Realty, Inc. (MD)                                   Maryland            74-2765031
U.S. Home Realty, Inc. (TX)                                   Texas               76-0136964
U.S.H. Corporation of New York                                New York            22-1995835
U.S.H. Los Prados, Inc.                                       Nevada              88-0232393
USH Acquisition Corp.                                         Delaware            76-0604353
USH Equity Corporation                                        Nevada              76-0450341
USH Holding, Inc.                                             Delaware            76-0572706
USH Millennium Ventures Corp.                                 Florida             76-0546603
USH/MJR, Inc.                                                 Texas               76-0573246
USH (West Lake), Inc.                                         New Jersey          22-3471278
USH Woodbridge, Inc.                                          Texas               76-0561576
Weststone Corporation                                         Florida             74-2944437

                   SUBJECT TO COMPLETION, DATED JULY 28, 2000

PROSPECTUS

                               LENNAR CORPORATION

                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                                      AND
                                    WARRANTS

                            ------------------------

     We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series and which may or may not be guaranteed by some or all of our subsidiaries, other than our subsidiaries which are finance companies) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, at an aggregate initial offering price which will not exceed $500,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

     We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

     In each prospectus supplement we will include the following information:

     - The names of the underwriters or agents, if any, through which we will sell the securities;

     - The proposed amounts of securities, if any, which the underwriters will purchase;

     - The compensation, if any, of those underwriters or agents;

     - The major risk factors associated with the securities offered;

     - The initial public offering price of the securities;

     - Information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

     - Any other material information about the offering and sale of the securities.

     The principal executive offices of Lennar Corporation are located at 700 N.W. 107th Avenue, Miami, Florida 33172. The telephone number is (305) 559-4000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES WE MAY BE OFFERING OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES DESCRIBED IN IT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SALE IS NOT PERMITTED.

                                 July 28, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
FORWARD-LOOKING INFORMATION.................................   i
THE COMPANY.................................................   1
USE OF PROCEEDS.............................................   1
RATIO OF EARNINGS TO FIXED CHARGES..........................   1
DESCRIPTION OF DEBT SECURITIES..............................   2
DESCRIPTION OF WARRANTS.....................................   4
DESCRIPTION OF COMMON STOCK AND PREFERRED SECURITIES........   5
DESCRIPTION OF DEPOSITARY SHARES............................   7
LEGAL MATTERS...............................................   8
EXPERTS.....................................................   8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   8
INFORMATION WE FILE.........................................   9

                          FORWARD-LOOKING INFORMATION

     We make forward-looking statements about our business in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in those forward-looking statements are reasonable, it is possible they will prove not to have been correct, particularly given the cyclical nature of the market for new homes. Among the factors which can affect our future performance are changes in interest rates, changes in demand for homes in areas in which we are developing communities, the availability and cost of land suitable for residential development, changes in the costs of labor and materials, competition, environmental factors and changes in government regulations.

                                       (i)

                                  THE COMPANY

     We have been selling and building single family homes to first-time, first-time move-up, second-time move-up, active adults and others for over 40 years. We currently operate in 13 states, including Florida, California, Texas, Arizona and Nevada. According to data from the Bureau of the Census, these five states accounted for approximately 33% of residential building permits issued in the United States during 1999.

     Our revenues from homebuilding operations increased to $2.8 billion in fiscal 1999 from $666 million in fiscal 1995, which represents a compound annual growth rate of 44%. Over the same period, our earnings before interest and taxes, referred to as "EBIT," grew to $334 million from $135 million, a compound annual growth rate of 26%. We delivered 12,589 homes in fiscal 1999 compared with 10,777 homes in fiscal 1998 and 4,680 homes in fiscal 1995. At May 31, 2000, the dollar value of our backlog of homes under contract totaled $2.3 billion (9,806 homes), compared with $1.1 billion (5,117 homes) at May 31, 1999.

     Our financial services subsidiaries provide mortgage financing, title insurance and closing services to people who buy our homes and others. These subsidiaries also package and resell mortgage loans, perform mortgage loan servicing activities and provide cable television and alarm monitoring services to residents of our communities and others. Our subsidiaries sell their loans in the secondary mortgage market, but usually retain the servicing rights. In fiscal 1999, we originated $2.2 billion of mortgage loans compared with $1.0 billion in the prior year. Approximately 51% of the loans we originated in fiscal 1999 were to persons buying our homes compared with 77% in fiscal 1998.

     In May 2000, we acquired U.S. Home Corporation in a transaction in which the U.S. Home stockholders received a total of approximately $243.4 million in cash and 13 million shares of our common stock. U.S. Home is now our wholly-owned subsidiary. It is a homebuilder and provides mortgage financing.

                                USE OF PROCEEDS

     Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, including indebtedness of our wholly-owned subsidiaries, for acquisitions, or for other general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                   SIX MONTHS ENDED
                                                  -------------------       YEARS ENDED NOVEMBER 30,
                                                  MAY 31,    MAY 31,    --------------------------------
                                                    2000       1999     1999   1998   1997   1996   1995
                                                  --------   --------   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges(1)...........    2.9x       4.1x     4.7x   4.7x   2.2x   2.7x   2.3x
Ratio of earnings to fixed charges (excluding
  limited-purpose finance subsidiaries)(1)......    2.9x       4.2x     4.8x   4.9x   2.3x   2.9x   2.6x

---------------
(1) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes plus "fixed charges" and certain other adjustments. "Fixed charges" consist of interest incurred on all indebtedness related to continuing operations (including amortization of original issue discount) and the implied interest component of our rent obligations in the periods presented. The implied interest component of rent obligations for years prior to 1998 was not material.

     There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under an indenture dated as of December 31, 1997 with Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. We have filed the indenture as an exhibit to our Registration Statement, File No. 333-73311 and you may inspect it as described under "Information We File" on page 9 or at the office of the trustee.

GENERAL

     The debt securities will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. The co-registrants in this prospectus (each our direct or indirect subsidiary) may guaranty our payment of any debt securities issued under this prospectus. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

     - the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

     - any limit upon the aggregate principal amount of a series of debt securities which we may issue;

     - the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

     - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

     - the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

     - whether our obligations with regard to the debt securities are guaranteed by some or all of our subsidiaries;

     - the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

     - any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

     - the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;

     - any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

     - any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

     - the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

     - any special or modified events of default or covenants with respect to the debt securities; and

     - any other material terms of the debt securities.

     The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities may contain provisions of that type.

     We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

     If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

FORM OF DEBT SECURITIES

     We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

     We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

EVENTS OF DEFAULT AND REMEDIES

     An event of default with respect to each series of debt securities will include:

     - our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

     - our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

     - our default for 60 days after notice in the observance or performance of any other covenants in the indenture; and

     - certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.

     The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

     The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the series of debt securities to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the series of debt securities then outstanding.

     The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

     A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

MODIFICATION OF THE INDENTURE

     We and the trustee may:

     - without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

     - with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

     - with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

     However, we may not:

     - extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

     - reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

MERGERS AND OTHER TRANSACTIONS

     We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

CONCERNING THE TRUSTEE

     Bank One Trust Company, N.A., the trustee under the indenture, provides, and may continue to provide, loans and banking services to us in the ordinary course of its business.

GOVERNING LAW

     The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

                            DESCRIPTION OF WARRANTS

     Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

     - the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of two or more of those types of securities);

     - the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

     - the period during which the warrants may be exercised;

     - any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

     - the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

     - any other material terms of the warrants.

              DESCRIPTION OF COMMON STOCK AND PREFERRED SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.10 par value, 30,000,000 shares of class B common stock, $0.10 par value, 100,000,000 shares of participating preferred stock, $0.10 par value and 500,000 shares of preferred stock, $10.00 par value. At May 31, 2000, 51,778,160 shares of our common stock, 9,848,112 shares of our class B common stock and no shares of participating preferred stock or preferred stock were outstanding.

PREFERRED STOCK

     We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

     - the title of the series;

     - any limit upon the number of shares of the series which may be issued;

     - the preference, if any, to which holders of the series will be entitled upon our liquidation;

     - the date or dates on which we will be required or permitted to redeem shares of the series;

     - the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

     - the voting rights of the holders of the preferred stock;

     - the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

     - the right, if any, of holders of the series to convert them into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

     - any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

     - any other material terms of the series.

     Holders of shares of preferred stock will not have preemptive rights.

COMMON STOCK

     All the outstanding shares of our common stock are fully paid and nonassessable and are entitled to participate equally and ratably in dividends and in distributions available for the common stock on liquidation. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of common stock are not entitled to cumulative votes in the election of our directors.

     The transfer agent and registrar for the common stock is Fleet National Bank, care of EquiServe Limited Partnership of Canton, Massachusetts.

CLASS B COMMON STOCK

     Our class B common stock is identical in every respect with our common stock, except that (a) each share of class B common stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of common stock is entitled to only one vote, (b) the cash dividends, if any, paid with regard to the class B common stock in a year cannot be more than 90% of the cash dividends, if any, paid with regard to the common stock in that year, (c) a holder cannot transfer class B common stock, except to a limited group of Permitted Transferees (primarily close relatives of the class B stockholder, fiduciaries for the class B stockholder or for close relatives, and entities of which the class B stockholder or close relatives are majority owners), (d) class B common stock may at any time be converted into common stock, but common stock may not be converted into class B common stock, (e) amendments to provisions of our Certificate of Incorporation relating to the common stock or the class B common stock require the approval of a majority of the shares of common stock which are voted with regard to them (as well as approval of a majority in voting power of all the outstanding common stock and class B common stock combined), and (f) under Delaware law, certain matters affecting the rights of holders of class B common stock may require approval of the holders of the class B common stock voting as a separate class.

     At May 31, 2000, Leonard Miller, the Chairman of our company, owned, through a family partnership, class B common stock which would be entitled to approximately 65% of the combined votes which could be cast by the holders of the common stock and the class B common stock. That gives Mr. Miller the power to elect all our directors and to approve most matters which are presented to our stockholders, even if no other stockholders vote in favor of them. Mr. Miller's ownership might discourage someone from making a significant equity investment in us, even if we needed the investment to meet our obligations and to operate our business. Mr. Miller has no current intention to convert any class B common stock into common stock, or to sell any common stock, although, unless otherwise stated in a particular prospectus supplement, he would be free to do so at any time.

     The existence of class B common stock, which has substantially greater voting rights than the common stock, probably would discourage non-negotiated tender offers and other types of non-negotiated takeovers, if any were contemplated. Mr. Miller's ownership of class B common stock would make it impossible for anyone to acquire voting control of us as long as the total outstanding class B common stock is at least 10% of the combined common stock of both classes and we have no other class of stock which votes in the election of directors (if at any time the outstanding shares of class B common stock are less than 10% of the outstanding shares of both classes of common stock taken together, the class B common stock will automatically be converted into common stock).

PARTICIPATING PREFERRED STOCK

     Our participating preferred stock is identical with the common stock in every way, except that (a) no dividends may be paid with regard to the common stock in a calendar year until the holders of the participating preferred stock have received a total of $.0125 per share, then no dividends may be paid in that year with regard to the participating preferred stock until the holders of the common stock have received dividends totaling $.0125 per share, and then any additional dividends in the year will be paid on an equal per share basis to the holders of the participating preferred stock and of the common stock, (b) if we are liquidated, none of our assets may be distributed to the holders of the common stock until the holders of the participating preferred stock have received assets totaling $10 per share, then no assets may be distributed to the holders of the participating preferred stock until the holders of the common stock have received assets totaling $10 per share, and then any further liquidating distributions will be made on an equal per share basis to the holders of the participating preferred stock and of the common stock, and (c) holders of participating preferred stock will vote separately on corporate actions which would change the participating preferred stock or would cause the holders of the participating preferred stock to receive consideration in a merger or similar transaction which is different from the consideration received by the holders of the common stock.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

     While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

     DIVIDENDS AND OTHER DISTRIBUTIONS. Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

     WITHDRAWAL OF PREFERRED STOCK. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

     REDEMPTION OF DEPOSITARY SHARES. Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

     VOTING. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

     LIQUIDATION PREFERENCE. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to, what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

     CONVERSION. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

     AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

     - all outstanding depositary shares to which it relates have been redeemed or converted or

     - the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

     MISCELLANEOUS. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

                                 LEGAL MATTERS

     Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

                                    EXPERTS

     Our consolidated financial statements and the related financial statement schedule which are incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended November 30, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of U.S. Home incorporated by reference in this prospectus and elsewhere in the registration statement from U.S. Home's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-11749:

          (a) our Annual Report on Form 10-K, dated February 28, 2000, for the fiscal year ended November 30, 1999;

          (b) our Quarterly Report on Form 10-Q, dated April 14, 2000, for the quarter ended February 29, 2000;

          (c) our Quarterly Report on Form 10-Q, dated July 17, 2000, for the quarter ended May 31, 2000;

          (d) our Current Report on Form 8-K dated February 23, 2000;

          (e) our Current Report on Form 8-K dated May 16, 2000, as amended by a Form 8-K/A dated June 30, 2000;

          (f) our Definitive Proxy Statement dated March 9, 2000;

          (g) the description of our common stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

          (h) our Registration Statement on Form S-4 dated July 13, 2000, as amended by a Form S-4/A dated July 20, 2000.

     The following documents previously filed by U.S. Home Corporation with the SEC under the File Number 1-5899 are incorporated by reference in this Registration Statement:

          (a) U.S. Home's Annual Report on Form 10-K, dated March 15, 2000, for the fiscal year ended December 31, 1999;

          (b) U.S. Home's Current Report on Form 8-K dated February 28, 2000;

          (c) U.S. Home's Quarterly Report on Form 10-Q, dated May 15, 2000, for the quarter ended March 31, 2000; and

          (d) U.S. Home's Current Report on Form 8-K dated May 16, 2000.

     Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

     We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, attention: Director of Investor Relations (telephone: 305-559-4000).

                              INFORMATION WE FILE

     We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee -- Securities and Exchange Commission......  $132,000
Accounting fees and expenses................................     7,500(1)
Legal fees and expenses.....................................    25,000(1)
Trustees' fees and expenses.................................     5,000(1)
Miscellaneous...............................................     5,500
                                                              --------
Total.......................................................  $175,000
                                                              ========

---------------
(1) Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 145 of the General Corporation Law of Delaware, our Certificate of Incorporation provides that an officer, director, employee or agent of our company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of our company that person shall be indemnified only for the expenses actually and reasonably incurred by him and, if that person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

ITEM 16.  EXHIBITS.

      4.1 Form of Indenture, dated as of December 31, 1997, between the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, (incorporated by reference to the Company's Registration Statement on Form S-3, file number 333-45527, dated February 3, 1998).

      4.2(a) Article IV of the Company's Amended and Restated Certificate of
             Incorporation (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, dated March 1, 1999), as amended by the Certificate of Amendment to Certificate of Incorporation, dated April 9, 1999 (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1999, file number 1-11749, dated February 28, 2000).

      4.2(b) By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K, file number 1-11749, dated October 31, 1997).

      5.1    Opinion of Clifford Chance Rogers & Wells LLP.

     12.1    Statements of computation of ratios of earnings to fixed charges.

     23.1 Consent of Clifford Chance Rogers & Wells LLP (contained in Exhibit 5.1).

     23.2 Consent of Deloitte & Touche LLP (relating to financial statements of Lennar).

     23.3 Consent of Arthur Andersen LLP (relating to the financial statements of U.S. Home Corporation prior to its acquisition by Lennar).

     24.1    Power of Attorney (included with the signature pages herein).

     25.1 Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Lennar pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Lennar's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (5) That, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Lennar pursuant to the foregoing provisions, or otherwise, Lennar has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Lennar of expenses incurred or paid by a director, officer or controlling person of Lennar in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Lennar will, unless in the opinion of counsel for Lennar the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida, on July 28, 2000.

                                          LENNAR CORPORATION

                                          By: /s/ STUART A. MILLER
                                            ------------------------------------
                                          Name: Stuart A. Miller
                                          Title:  President, Chief Executive
                                                  Officer and Director

     The following direct and indirect subsidiaries of registrant may guarantee the debt securities and are co-registrants under this registration statement.

                   NAME OF CO-REGISTRANT
                   ---------------------
BCDC Corp.
Boca Greens, Inc.
Boca Isles Club, Inc.
Boca Isles South Club, Inc.
Bramalea California, Inc.
Bramalea California Properties, Inc.
Bramalea California Realty, Inc.
Clodine-Bellaire LP, Inc.
Club Pembroke Isles, Inc.
DCA at Banyan Tree, Inc.
DCA at North Lauderdale, Inc.
DCA at Pembroke Pointe, Inc.
DCA at Wiggins Bay, Inc.
DCA General Contractors, Inc.
DCA Homes of Central Florida, Inc.
DCA NJ Realty, Inc.
DCA of Broward County, Inc.
DCA of Hialeah, Inc.
DCA of Lake Worth, Inc.
DCA of New Jersey, Inc.
Devco Land Corp.
Dyeing & Finishing, Inc.
First Atlantic Building Corp.
Greystone Construction, Inc.
Greystone Homes, Inc.
Greystone Homes of Nevada, Inc.
**Greystone Nevada, LLC
Harris County LP, Inc.
Hillside, Inc.
Inactive Corporations, Inc.
Kings Isle Recreation Corp.
Kings Ridge Golf Corporation
Kings Ridge Recreation Corporation
Kings Wood Development Corporation
Lennar Acquisition Corp. II
Lennar.Com, Inc.
Lennar Communities, Inc.
Lennar Communities Development, Inc.

                   NAME OF CO-REGISTRANT
                   ---------------------
Lennar Construction, Inc.
Lennar Financial Services, Inc.
Lennar Homes, Inc.
Lennar Homes of Arizona, Inc.
Lennar Homes of California, Inc.
*Lennar Homes of Texas Land and Construction, Ltd.
*Lennar Homes of Texas Sales and Marketing, Ltd.
Lennar La Paz Limited, Inc.
Lennar La Paz, Inc.
Lennar Land Partners Sub, Inc.
Lennar Land Partners Sub II, Inc.
Lennar Management, Inc.
Lennar Nevada, Inc.
Lennar Northland I, Inc.
Lennar Northland II, Inc.
Lennar Northland III, Inc.
Lennar Northland IV, Inc.
Lennar Northland V, Inc.
Lennar Northland VI, Inc.
**Lennar Oceanside, LLC
**Lennar Pacific, Inc.
**Lennar Pacific, L.P.
**Lennar Pacific Properties, Inc.
Lennar Realty, Inc.
Lennar Renaissance, Inc.
Lennar Sacramento, Inc.
Lennar Sales Corp.
Lennar San Jose Holdings, Inc.
Lennar Southland I, Inc.
Lennar Southland II, Inc.
Lennar Southland III, Inc.
Lennar Southwest Holding Corp.
Lennar Texas Holding Company
Lennar Title Services, Inc.
Long Point Development Corporation
Lucerne Greens, Inc.
Lucerne Merged Condominiums, Inc.
M.A.P. Builders, Inc.
M.A.P. Vineyards Of Plantation, Inc.
Marlborough Development Corporation
Midland Housing Industries Corp.
Midland Investment Corporation
Mission Viejo Holdings, Inc.
Mission Viejo 12S Venture, LP
Monterey Village Development Corp.
Quality Roof Truss Company
**Rancho Summit, LLC
Regency Title Company
Riviera Land Corp.
Savell Gulley Development Corporation
Silver Lakes-Gateway Clubhouse, Inc.
SLTC, Inc.
Strategic Holdings, Inc.
Strategic Technologies, Inc.
Strategic Technologies Communications of California, Inc.
Superior Realty & Marketing, Inc.

                   NAME OF CO-REGISTRANT
                   ---------------------
Universal Title Insurors, Inc.
U.S. Home Corporation (F/K/A Len Acquisition Corporation)
W. B. Homes, Inc.
Westchase, Inc.
Brush Masters, Inc.
Canterbury Corporation
Countryplace Golf Course, Inc.
E.M.J.V. Corp.
Homecraft Corporation
Imperial Homes Corporation
Lundgren Bros. Construction, Inc.
Mid-County Utilities, Inc.
Oceanpointe Development Corporation
Orrin Thompson Construction Company
Orrin Thompson Homes Corp.
Paparone Construction Co.
Prarie Lake Corporation
Rivenhome Corporation
Rutenberg Homes, Inc. (FL)
Rutenberg Homes, Inc. (TX)
Stoney Corporation
Summerway Investment Corp.
U.S. Home of Arizona Construction Co.
U.S. Home of Colorado Real Estate, Inc.
U.S. Home Realty Corporation
U.S. Home Realty, Inc. (MD)
U.S. Home Realty, Inc. (TX)
U.S.H. Corporation of New York
U.S.H. Los Prados, Inc.
USH Acquisition Corp.
USH Equity Corporation
USH Holding, Inc.
USH Millennium Ventures Corp.
USH/MJR, Inc.
USH (West Lake), Inc.
USH Woodbridge, Inc.
Weststone Corporation

                                          as Guarantors

                                          By: /s/ DAVID B. MCCAIN
                                            ------------------------------------
                                          Name: David B. McCain
                                          Title:  Vice President
---------------
 * Executed by Lennar Texas Holding Company, as General Partner.

** Executed by Authorized Agent.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Miller, Bruce Gross and Diane J. Bessette his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him and her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

     Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

ON BEHALF OF LENNAR CORPORATION:

              SIGNATURE                                   TITLE(S)                          DATE
              ---------                                   --------                          ----

/s/ STUART A. MILLER                   Chief Executive Officer, President and Director  July 28, 2000
------------------------------------     (Principal Executive Officer)
Stuart A. Miller

/s/ BRUCE GROSS                        Vice President and Chief Financial Officer       July 28, 2000
------------------------------------     (Principal Financial Officer)
Bruce Gross

/s/ DIANE J. BESSETTE                  Vice President and Controller                    July 28, 2000
------------------------------------     (Principal Accounting Officer)
Diane J. Bessette

/s/ LEONARD MILLER                     Chairman of the Board of Directors               July 28, 2000
------------------------------------
Leonard Miller

/s/ IRVING BOLOTIN                     Director                                         July 28, 2000
------------------------------------
Irving Bolotin

/s/ STEVEN L. GERARD                   Director                                         July 28, 2000
------------------------------------
Steven L. Gerard

/s/ JONATHAN M. JAFFE                  Director                                         July 28, 2000
------------------------------------
Jonathan M. Jaffe

/s/ R. KIRK LANDON                     Director                                         July 28, 2000
------------------------------------
R. Kirk Landon

/s/ SIDNEY LAPIDUS                     Director                                         July 28, 2000
------------------------------------
Sidney Lapidus

/s/ REUBEN S. LEIBOWITZ                Director                                         July 28, 2000
------------------------------------
Reuben S. Leibowitz

/s/ HERVE RIPAULT                      Director                                         July 28, 2000
------------------------------------
Herve Ripault

/s/ ARNOLD P. ROSEN                    Director                                         July 28, 2000
------------------------------------
Arnold P. Rosen

/s/ STEVEN J. SAIONTZ                  Director                                         July 28, 2000
------------------------------------
Steven J. Saiontz

/s/ ROBERT J. STRUDLER                 Vice-Chairman of the Board of Directors          July 28, 2000
------------------------------------
Robert J. Strudler

ON BEHALF OF THE FOLLOWING LISTED CO-REGISTRANTS:

                   NAME OF CO-REGISTRANT
                   ---------------------
BCDC Corp.
Boca Greens, Inc.
Boca Isles Club, Inc.
Boca Isles South Club, Inc.
Bramalea California, Inc.
Bramalea California Properties, Inc.
Bramalea California Realty, Inc.
Clodine-Bellaire LP, Inc.
Club Pembroke Isles, Inc.
DCA at Banyan Tree, Inc.
DCA at North Lauderdale, Inc.
DCA at Pembroke Pointe, Inc.
DCA at Wiggins Bay, Inc.
DCA General Contractors, Inc.
DCA Homes of Central Florida, Inc.
DCA NJ Realty, Inc.
DCA of Broward County, Inc.
DCA of Hialeah, Inc.
DCA of Lake Worth, Inc.
DCA of New Jersey, Inc.
Devco Land Corp.
Dyeing & Finishing, Inc.
First Atlantic Building Corp.
Harris County LP, Inc.
Hillside, Inc.
Inactive Corporations, Inc.
Kings Isle Recreation Corp.
Kings Ridge Golf Corporation
Kings Ridge Recreation Corporation
Kings Wood Development Corporation
Lennar Acquisition Corp. II
Lennar Communities, Inc.
Lennar Communities Development, Inc.
Lennar Construction, Inc.
Lennar Homes, Inc.
Lennar Homes of Arizona, Inc.
Lennar Homes of California, Inc.
Lennar La Paz Limited, Inc.
Lennar La Paz, Inc.
Lennar Land Partners Sub, Inc.
Lennar Land Partners Sub II, Inc.
Lennar Management, Inc.
Lennar Nevada, Inc.
Lennar Northland I, Inc.
Lennar Northland II, Inc.
Lennar Northland III, Inc.
Lennar Northland IV, Inc.
Lennar Northland V, Inc.
Lennar Northland VI, Inc.
Lennar Realty, Inc.
Lennar Renaissance, Inc.
Lennar Sacramento, Inc.
Lennar San Jose Holdings, Inc.
Lennar Southland I, Inc.

                   NAME OF CO-REGISTRANT
                   ---------------------
Lennar Southland II, Inc.
Lennar Southland III, Inc.
Lennar Southwest Holding Corp.
Lennar Texas Holding Company
Lennar.Com, Inc.
Long Point Development Corporation
Lucerne Greens, Inc.
Lucerne Merged Condominiums, Inc.
M.A.P. Builders, Inc.
M.A.P. Vineyards of Plantation, Inc.
Marlborough Development Corporation
Midland Housing Industries Corp.
Midland Investment Corporation
Mission Viejo Holdings, Inc.
Monterey Village Development Corp.
Quality Roof Truss Company
Riviera Land Corp.
Savell Gulley Development Corporation
Silver Lakes-Gateway Clubhouse, Inc.
Strategic Holdings, Inc.
Strategic Technologies Communications of California, Inc.
Strategic Technologies, Inc.
Superior Realty & Marketing, Inc.
W. B. Homes, Inc.
Westchase, Inc.

              SIGNATURE                                  TITLE(S)                          DATE
              ---------                                  --------                          ----

/s/ STUART A. MILLER                   Chief Executive Officer, President and        July 28, 2000
------------------------------------     Director
Stuart A. Miller                         (Principal Executive Officer)

/s/ BRUCE GROSS                        Chief Financial Officer and Director          July 28, 2000
------------------------------------     (Principal Financial Officer)
Bruce Gross

/s/ DIANE J. BESSETTE                  Controller and Director                       July 28, 2000
------------------------------------     (Principal Accounting Officer)
Diane J. Bessette

/s/ LEONARD MILLER                     Director                                      July 28, 2000
------------------------------------
Leonard Miller

/s/ ALLAN J. PEKOR                     Director                                      July 28, 2000
------------------------------------
Allan J. Pekor

ON BEHALF OF THE FOLLOWING LISTED CO-REGISTRANTS:

NAME OF CO-REGISTRANT
---------------------
Brush Masters, Inc. (26) (29) (30) (53)
Canterbury Corporation (12) (15) (53) (54) (58)
Countryplace Golf Course, Inc. (53) (57) (58)
E.M.J.V. Corp. (10) (21) (38) (53) (58)
Greystone Construction, Inc. (6) (22.1) (45)
Greystone Homes of Nevada, Inc. (5) (16) (19)
Greystone Homes, Inc. (6.1) (16) (18.1) (22)
Homecraft Corporation (54) (59)
Imperial Homes Corporation (13) (53) (59)
Lennar Financial Services, Inc. (24) (36) (42) (48)
Lennar Pacific Properties, Inc. (5) (16) (19) (46)
Lennar Pacific, Inc. (5) (16) (19) (46)

NAME OF CO-REGISTRANT
---------------------
Lennar Sales Corp. (5) (16) (22) (46)
Lennar Title Services, Inc. (24) (36) (43) (47)
Lundgren Bros. Construction, Inc. (30) (40) (44) (63)
Mid-County Utilities, Inc. (1) (11) (31)
Oceanpointe Development Corporation (7) (38) (58)
Orrin Thompson Construction Company (59)
Orrin Thompson Homes Corp. (59)
Paparone Construction Co. (13) (59)
Prairie Lake Corporation (12) (38) (53) (58)
Regency Title Company (24) (36) (43) (48) (68)
Rivenhome Corporation (9) (38) (53) (54) (58)
Rutenberg Homes, Inc. (FL) (9) (13) (53) (58)
Rutenberg Homes, Inc. (TX) (39) (53) (59)
SLTC, Inc. (25) (34) (35) (43) (48) (62)
Stoney Corporation (2) (15) (58)
Summerway Investment Corp. (38) (53) (58) (66)
U.S. Home Corporation (f/k/a Len Acquisition Corporation)
  (18) (43) (55) (61)
U.S. Home of Arizona Construction Co. (4) (41) (58)
U.S. Home of Colorado Real Estate, Inc. (17) (58) (67)
U.S. Home Realty Corporation (10) (27) (38) (58)
U.S. Home Realty, Inc. (MD) (3) (32) (38) (53) (58)
U.S. Home Realty, Inc. (TX) (13) (59)
U.S.H. Corporation of New York (10) (59)
U.S.H. Los Prados, Inc. (20) (38) (53) (56) (58)
Universal Title Insurors, Inc. (24) (33) (36) (37) (43) (48)
USH (West Lake), Inc. (38) (49) (53) (58) (60)
USH Acquisition Corp. (26) (53) (64)
USH Equity Corporation (38) (53) (59)
USH Holding, Inc. (38) (53) (54) (59)
USH Millennium Ventures Corp. (23) (58) (65)
USH Woodbridge, Inc. (8) (14) (28) (38) (53) (58)
USH/MJR, Inc. (50) (54) (58)
Weststone Corporation (2) (15) (58)

              SIGNATURE                                  TITLE(S)                          DATE
              ---------                                  --------                          ----

/s/ PHILIP F. BARBER                   (1) Chief Executive Officer                   July 28, 2000
------------------------------------   (Principal Executive Officer) and Director
Philip F. Barber

/s/ WALTER BEEMAN                      (2) Chief Executive Officer (Principal        July 28, 2000
------------------------------------   Executive Officer)
Walter Beeman

/s/ JERROLD H. BERMAN                  (3) Chief Executive Officer (Principal        July 28, 2000
------------------------------------   Executive Officer)
Jerrold H. Berman

/s/ STEVEN L. CRADDOCK                 (4) Chief Executive Officer (Principal        July 28, 2000
------------------------------------   Executive Officer)
Steven L. Craddock

/s/ MARC CHASMAN                       (5) Director and Treasurer (Principal         July 28, 2000
------------------------------------   Financial Officer)
Marc Chasman                           (6) Director
                                       (6.1) Director and Controller (Principal
                                       Accounting Officer)

/s/ SAM B. CRIMALDI                    (7) Chief Executive Officer (Principal        July 28, 2000
------------------------------------   Executive Officer)
Sam B. Crimaldi

/s/ AL CROOM                           (8) Chief Financial Officer (Principal        July 28, 2000
------------------------------------   Financial Officer)
Al Croom

              SIGNATURE                                  TITLE(S)                          DATE
              ---------                                  --------                          ----

/s/ JAMES E. CURRY                     (9) Chief Executive Officer (Principal        July 28, 2000
------------------------------------   Executive Officer)
James E. Curry

/s/ BILL DASKAROLIS                    (10) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Bill Daskarolis

/s/ RORY DICKENS                       (11) Director                                 July 28, 2000
------------------------------------
Rory Dickens

/s/ FRANCIS J. DOLAN                   (12) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Francis J. Dolan

/s/ GARY L. FRUEH                      (13) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Gary L. Frueh                          (14) Director

/s/ EDWARD R. GANGWISCH                (15) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Edward R. Gangwisch

/s/ ROBERT W. GARCIN                   (16) Director                                 July 28, 2000
------------------------------------
Robert W. Garcin

/s/ LARRY GEIGER                       (17) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Larry Geiger

/s/ BRUCE GROSS                        (18) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer) and Director
Bruce Gross                            (18.1) Chief Financial Officer (Principal
                                       Financial Officer)

/s/ EMILE HADDAD                       (19) President and Director                   July 28, 2000
------------------------------------   (Principal Executive Officer)
Emile Haddad

/s/ CHRISTINA HART                     (20) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Christina Hart

/s/ ANDREW G. IRICK, II                (21) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Andrew G. Irick, II

/s/ JONATHAN M. JAFFE                  (22) President and Director                   July 28, 2000
------------------------------------   (Principal Executive Officer)
Jonathan M. Jaffe                      (22.1) President (Principal Executive
                                       Officer)

/s/ CRAIG M. JOHNSON                   (23) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Craig M. Johnson

/s/ NANCY KAMINSKY                     (24) Chief Financial Officer and Director     July 28, 2000
------------------------------------   (Principal Financial Officer)
Nancy Kaminsky                         (25) Director

/s/ STEVEN E. LANE                     (26) Director                                 July 28, 2000
------------------------------------
Steven E. Lane

/s/ GENE E. LANTON                     (27) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer) and Director
Gene E. Lanton

/s/ CHARLES LINDSAY                    (28) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Charles Lindsay

/s/ PAUL W. LUEDEMANN                  (29) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Paul W. Luedemann

/s/ ALLAN D. LUNDGREN                  (30) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Allan D. Lundgren

              SIGNATURE                                  TITLE(S)                          DATE
              ---------                                  --------                          ----

/s/ DAVID MARKHAM                      (31) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer) and Director
David Markham                          (32) Chief Financial Officer (Principal
                                       Financial Officer)

/s/ BEVERLY MCREYNOLDS                 (33) President and Director                   July 28, 2000
------------------------------------   (Principal Executive Officer)
Beverly McReynolds

/s/ N.S. MOIZE                         (34) Director                                 July 28, 2000
------------------------------------
N.S. Moize

/s/ WILLIAM G. MOIZE                   (35) President and Director                   July 28, 2000
------------------------------------   (Principal Executive Officer)
William G. Moize

/s/ DEBRA MODIST                       (36) Controller                               July 28, 2000
------------------------------------   (Principal Accounting Officer)
Debra Modist

/s/ JANICE MUNOZ                       (37) Director                                 July 28, 2000
------------------------------------
Janice Munoz

/s/ THOMAS A. NAPOLI                   (38) Director                                 July 28, 2000
------------------------------------   (39) Chief Financial Officer (Principal
Thomas A. Napoli                       Financial Officer)

/s/ JAMES R. NEILSON                   (40) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer) and Director
James R. Neilson

/s/ MICHAEL O'CONNER                   (41) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Michael O'Conner

/s/ ALLAN J. PEKOR                     (42) President and Director (Principal        July 28, 2000
------------------------------------   Executive Officer)
Allan J. Pekor                         (43) Director

/s/ PETER PFLAUM                       (44) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer) and Director
Peter Pflaum

/s/ ALLAN QUAN                         (45) Treasurer and Controller (Principal      July 28, 2000
------------------------------------   Financial Officer and Principal Accounting
Allan Quan                             Officer)
                                       (46) Controller (Principal Accounting
                                       Officer)

/s/ LINDA REED                         (47) President and Director                   July 28, 2000
------------------------------------   (Principal Executive Officer)
Linda Reed                             (48) Director

/s/ PAUL REMPE                         (49) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Paul Rempe

/s/ MICHAEL T. RICHARDSON              (50) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Michael T. Richardson

INTENTIONALLY BLANK                    (51) Reserved
                                       (52) Reserved

/s/ CHESTER P. SADOWSKI                (53) Director                                 July 28, 2000
------------------------------------   (54) Chief Financial Officer (Principal
Chester P. Sadowski                    Financial Officer)
                                       (55) Controller (Principal Accounting
                                       Officer)

/s/ MIKE DE SILVA                      (56) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Mike De Silva

/s/ PAUL SIMS                          (57) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Paul Sims

              SIGNATURE                                  TITLE(S)                          DATE
              ---------                                  --------                          ----

/s/ RICHARD G. SLAUGHTER               (58) Director                                 July 28, 2000
------------------------------------   (59) Chief Executive Officer (Principal
Richard G. Slaughter                   Executive Officer) and Director

/s/ GREGORY A. SNYDER                  (60) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Gregory A. Snyder

/s/ ROBERT J. STRUDLER                 (61) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer) and Director
Robert J. Strudler

/s/ E. BLAKE UTLEY                     (62) Chief Financial Officer and Controller   July 28, 2000
------------------------------------   (Principal Financial Officer and Principal
E. Blake Utley                         Accounting Officer)

/s/ PHILIP J. WALSH, III               (63) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Philip J. Walsh, III                   (64) Chief Executive Officer (Principal
                                       Executive Officer) and Director

/s/ CHARLES WEBBER, JR.                (65) Chief Financial Officer (Principal       July 28, 2000
------------------------------------   Financial Officer)
Charles Webber, Jr.                    (66) Chief Executive Officer (Principal
                                       Executive Officer) and Chief Financial
                                       Officer (Principal Financial Officer)

/s/ JEFFREY H. WHITON                  (67) Chief Executive Officer (Principal       July 28, 2000
------------------------------------   Executive Officer)
Jeffrey H. Whiton

/s/ ANN JOHNSON                        (68) President (Principal Executive Officer)  July 28, 2000
------------------------------------
Ann Johnson

ON BEHALF OF THE FOLLOWING LIMITED PARTNERSHIP CO-REGISTRANTS:

NAME OF CO-REGISTRANT                                                 GENERAL PARTNER OF CO-REGISTRANT
---------------------                                                 --------------------------------
Lennar Homes of Texas Land and Construction,                          Lennar Texas Holding Company
  Ltd.
Lennar Homes of Texas Sales and Marketing, Ltd.                       Lennar Texas Holding Company
Lennar Pacific, L.P.                                                  Greystone Homes, Inc.
Mission Viejo 12S Venture, LP                                         Mission Viejo Holdings, Inc.

              SIGNATURE                                  TITLE(S)                          DATE
              ---------                                  --------                          ----

/s/ DIANE J. BESSETTE                  Director of each of: Lennar Texas Holding     July 28, 2000
------------------------------------   Company and Mission Viejo Holdings, Inc.
Diane J. Bessette

/s/ MARC CHASMAN                       Director of Greystone Homes, Inc.             July 28, 2000
------------------------------------
Marc Chasman

/s/ ROBERT W. GARCIN                   Director of Greystone Homes, Inc.             July 28, 2000
------------------------------------
Robert W. Garcin

/s/ BRUCE GROSS                        Director of each of: Lennar Texas Holding     July 28, 2000
------------------------------------   Company and Mission Viejo Holdings, Inc.
Bruce Gross

/s/ JONATHAN M. JAFFE                  Director of Greystone Homes, Inc.             July 28, 2000
------------------------------------
Jonathan M. Jaffe

/s/ LEONARD MILLER                     Director of each of: Lennar Texas Holding     July 28, 2000
------------------------------------   Company and Mission Viejo Holdings, Inc.
Leonard Miller

/s/ STUART A. MILLER                   Director of each of: Lennar Texas Holding     July 28, 2000
------------------------------------   Company and Mission Viejo Holdings, Inc.
Stuart A. Miller

              SIGNATURE                                  TITLE(S)                          DATE
              ---------                                  --------                          ----

/s/ ALLAN J. PEKOR                     Director of each of: Lennar Texas Holding     July 28, 2000
------------------------------------   Company and Mission Viejo Holdings, Inc.
Allan J. Pekor

/s/ ALLAN QUAN                         Director of Greystone Homes, Inc.             July 28, 2000
------------------------------------
Allan Quan

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
 4.1      Form of Indenture, dated as of December 31, 1997, between
          the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago,
          (incorporated by reference to the Company's Registration
          Statement on Form S-3, file number 333-45527, dated February
          3, 1998).
 4.2(a)   Article IV of the Company's Amended and Restated Certificate
          of Incorporation (incorporated by reference to Exhibit 3(a)
          of the Company's Annual Report on Form 10-K, for the fiscal year ended November 30, 1998, dated March 1, 1999), as
          amended by the Certificate of Amendment to Certificate of
          Incorporation, dated April 9, 1999 (incorporated by
          reference to Exhibit 3(a) of the Company's Annual Report on
          Form 10-K for the fiscal year ended November 30, 1999, file number 1-11749, dated February 28, 2000).
 4.2(b)   By-Laws of the Company (incorporated by reference to Exhibit
          3.2 to the Company's Current Report on Form 8-K, file number
          1-11749, dated October 31, 1997).
 5.1      Opinion of Clifford Chance Rogers & Wells LLP.
12.1      Statements of computation of ratios of earnings to fixed
          charges.
23.1      Consent of Clifford Chance Rogers & Wells LLP (contained in
          Exhibit 5.1).
23.2      Consent of Deloitte & Touche LLP (relating to financial
          statements of Lennar).
23.3      Consent of Arthur Andersen LLP (relating to financial
          statements of U.S. Home Corporation prior to its acquisition by Lennar).
24.1      Power of Attorney (included with the signature pages
          herein).
25.1      Statement of Eligibility and Qualification on Form T-1 of
          Trustee under the Indenture.